UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MAGNACHIP SEMICONDUCTOR CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an English translation of a press release that will be published in South Korea in the Korean language on May 19, 2021 (May 20, 2021, Seoul, Korea time).

Magnachip Announces Five-Year Future Growth Plan to Target Global Market

Economic Effect Expected to be Approximately Two Trillion Korean won, including 500 Billion Korean won Investment to Strengthen Local R&D and Increase Manufacturing Capacity

•	From 2021 to 2025, approximately 340 billion Korean won to be used in technology and product development and hiring at the Korean R&D center

•

Investment of a total of 131 billion Korean won, including 38 billion Korean won last year, in the manufacturing facilities in Gumi, which is the production base for high-demand power semiconductor products

SEOUL, South Korea, May 20, 2021 — Magnachip Semiconductor Corporation (“Magnachip” or the “Company”) (NYSE: MX) today announced a five-year growth plan, covering up to 2025, entailing bold preemptive investments to be made in the R&D centers at Seoul and Cheongju, Korea, among others, and manufacturing facilities in Gumi to strengthen its position in the global market.

The five-year future growth plan, spending approximately two trillion Korean won in Korea, where the Company’s R&D centers and manufacturing facilities are located, will enable the Company to further strengthen its capabilities in developing technologies and improve its ability to produce power semiconductor products at its Gumi facilities. Through this, Magnachip plans to expand to emerging markets in the Greater Asia Region, as well as developed markets like Europe and North America, which have high growth potential in the mid-to-long term. Furthermore, this investment is anticipated to be able to contribute to the vitalization of the local economy.

Magnachip plans to spend approximately 340 billion Korean won in R&D at Seoul and Cheongju, Korea, among others, to strengthen technological and product leadership. In addition, Magnachip will focus on expanding the pool of R&D personnel through association with local universities. In fact, Magnachip has cooperated with Chungbuk University in discovering, fostering and hiring local talents. The Company plans to continue to support approximately one hundred million Korean won in scholarships to help discover and foster talented individuals.

Additionally, the Gumi facilities, where the globally highly demanded power semiconductors are produced, have 93 billion Korean won slated for investment over the next five years, following the 38 billion Korean won investment completed last year to expand capacity. Since beginning investment in power products for electric vehicles in 2015, Magnachip has completed development and has been conducting ten thousand hours of testing. After seven years of effort, power products for electric vehicles have commercialization set ahead. The Gumi plant is also manufacturing other products like FET (Field Effect Transistor) for improved battery efficiency in smartphones, premium products like Super-junction MOSFET used in consumer electronics, telecoms, industrial products and IGBTs. If positive sales momentum continues, Magnachip is reviewing options to consider increasing investment figures to more than 110 billion Korean won in the Gumi manufacturing facilities over the next five years.

This investment plan, in addition to the funds being used for the R&D centers and Gumi manufacturing facilities, includes investments for the Company’s ordinary course of business, including compensation and benefits for local officers and employees.

Wise Road Capital LTD (“Wise Road Capital”), a global private equity fund, is to, along with its limited partners through an investment vehicle, acquire all of the issued and outstanding shares of Magnachip common stock, listed on the New York Stock Exchange, at $29 per share. Up until now, Wise Road Capital has invested in ICT companies that have headquarters and manufacturing facilities in Singapore, the Netherlands, Switzerland and other locations with a long-term view. After completing investment processes, Wise Road Capital has supported its portfolio companies in expanding manufacturing facilities and increasing investments in R&D. Particularly, Wise Road Capital has, as a matter of principle, played the role of a pure financial investor and supported its portfolio companies to become global companies, by enabling their pre-existing headquarters, manufacturing facilities, R&D centers and other facilities to continue to operate, retaining the existing management team and employees, and avoiding intervening with ordinary business operations.

Wise Road Capital’s Managing Partner, Michael Zhang, said, “As a global PE firm, we have actively been practicing the IMIC (i.e., International, Market-driven, Independent, Client-oriented) investment principle. We have a successful history of making investments globally and helping portfolio companies continue to grow at home — whether it be in Asia or Europe, while we support them to enhance their global presence with international management team and global customer base. We will support everything we can, to assist Magnachip in strengthening manufacturing and R&D capabilities in Korea, pursuant to this announcement on future growth goals and the investment plan. We expect to retain the existing management and we guarantee that employees, factory and IPs will stay in Korea, and the Company will continue to acquire the best talents and reinforce manufacturing and R&D capabilities in Korea, while also contributing to Korean regional economic development and vitalization.” He added, “As mentioned in Magnachip’s proxy statement filed with the U.S. Securities and Exchange Commission, Wise Road Capital expects the share transaction involving the U.S. parent company, Magnachip Semiconductor Corporation, to be funded by offshore funds outside of China.”

Magnachip’s labor union representative, Sang-Taek Lim, said, “We consider this announcement to be a positive factor to the labor union’s continued demand and priority for employment stability, improvement in treatment, retention of manufacturing facilities and increased investment, and vitalization of Gumi regional economy. We will continue to discuss with the Company, as the Company pursues growth strategies and propels towards the global market, with consideration for employee benefits.”

Magnachip’s Chief Executive Officer, YJ Kim, said, “This five-year future growth plan is part of the MX 3.0 growth strategy and reflects the needs of the labor union, management and employees. This will help us provide competitive qualities for existing customers and help to provide a better work environment and corporate culture for our employees.” He also emphasized, “Magnachip will continue to strive in delivering industry-leading products to a wider customer base, with opportune investment that enables new growth momentum to leap up as a company with a wider global reach.”

Meanwhile, OLED Display Driver Integrated Circuits (DDIC) consist of a general function block, and a customer IP block that defines the core panel characteristics. The latter’s information of the customer IP block is all held by the panel companies and is provided to the DDIC manufacturer in the form of an encrypted black box, so in principle, the DDIC manufacturer cannot access such information. As such, the customer’s IP is kept secured.

About Magnachip Semiconductor Corporation

In October 2004, the system semiconductor business of Hynix Semiconductor was spun off, and a group of investors, including CVC Equity Partners, CVC Asia Pacific and Francisco Partners, acquired such business to establish Magnachip Semiconductor in Delaware, U.S.A. The R&D, manufacturing and other facilities have been maintained in Seoul, Cheongju and Gumi, Korea. Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

About Wise Road Capital

Wise Road Capital is a global private equity firm that invests in leading technology companies. The firm focuses on identifying opportunities in enabling technologies for global urbanization and smart & green life through close cooperation with companies across several main themes, including smart city, intelligent manufacturing and renewable energies. Wise Road Capital strives to build a healthy international ecosystem around these key themes through its investments and its international management team that has a combination of industry and investment expertise.

Wise Road Capital’s investment principles, as a pure financial investor, are as set forth below.

1.	Committed to long term business operations and growth.

2.	No headquarters, factories, R&D centers, or IP change or shutdown

3.	No change in legal structure of portfolio companies

4.	No employee layoffs or management replacement

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Magnachip and Wise Road Capital. In connection with the proposed transaction, Magnachip has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Magnachip mailed the definitive proxy statement and a proxy card to each shareholder of Magnachip entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Magnachip may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction, and any other documents filed by Magnachip with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Magnachip’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Magnachip and its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, are set forth in the definitive proxy statement filed with the SEC on May 7, 2021. Additional information regarding these individuals is set forth in Magnachip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, and Annual

Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 30, 2021. To the extent Magnachip’s directors and executive officers or their holdings of Magnachip securities have changed from the amounts disclosed in those filings, to Magnachip’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Magnachip’s website at www.magnachip.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road Capital and expressions of confidence, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the definitive agreement with respect to the proposed transaction with Wise Road Capital; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

CONTACTS:

In the United States:

So-Yeon Jeong

Head of Investor Relations

Tel. +1-408-712-6151

investor.relations@magnachip.com

Or

Dan Zacchei / Alex Kovtun

Sloane & Company

dzacchei@sloanepr.com / akovtun@sloanepr.com

In Korea: Mina Jeong Managing Partner, Allison Partners Tel. +82 10 6282 0677 mina.jeong@allisonpr.com

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